Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As an independent public accountants, we hereby consent to the incorporation by reference in the RCM Technologies, Inc. Registration Statements on Form S-3 (File No. 333-37423) and (Form S-8 File No. 333-48089) of our report dated September 9, 1998 with respect to the financial statements of Software Analysis & Management, Inc. included in the RCM Technologies, Inc. Current Report on Form 8-KA dated September 16, 1998 filed with the Securities and Exchange Commission.


                                                  /s/ McCullough, Ray & Bryan



September 16, 1998
Placentia, CA